UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2020 (November 9, 2020)

ACIES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39652	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1219 Morningside Drive, Suite 110 Manhattan Beach, CA	90266
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 545-9265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	ACACU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	ACAC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ACACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported on the Current Report on Form 8-K filed by Acies Acquisition Corp. (the “Company”) on October 27, 2020 (the “Initial Form 8-K”), the Company consummated its initial public offering (the “IPO”) of 20,000,000 units (“Units”), each Unit consisting of one Class A ordinary share, par value $0.0001 per share (“Class A Ordinary Shares”), and one-third of one redeemable warrant (“Warrant”). Each whole Warrant is exercisable to purchase one Class A Ordinary Share at a price of $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. In connection with the IPO, the underwriters were granted an option to purchase up to an additional 3,000,000 Units to cover over-allotments, if any. On November 5, 2020, the underwriters exercised their over-allotment option in part and, on November 9, 2020, the underwriters purchased an additional 1,525,000 Units (“Over-Allotment Units”) at an offering price of $10.00 per Unit, generating gross proceeds to the Company of $15,250,000.

As previously reported in the Initial Form 8-K, simultaneously with the consummation of the IPO, the Company completed a private placement of 4,333,333 warrants (the “Placement Warrants”) with Acies Acquisition LLC (“Sponsor”) at a price of $1.50 per Placement Warrant, generating gross proceeds of $6,500,000. In connection with the closing of the purchase of the Over-Allotment Units, the Company sold an additional 203,334 Placement Warrants to the Sponsor at a price of $1.50 per Placement Warrant, generating an additional $305,000 of gross proceeds.

Approximately $215.25 million of the net proceeds from the IPO (including the Over-Allotment Units) and the private placements with the Sponsor were deposited in a trust account established for the benefit of the Company’s public shareholders (the “Trust Account”).

The 5,750,000 Class B ordinary shares held by the Sponsor (prior to the exercise of the over-allotment option) included 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full, so that the initial shareholders of the Company would collectively own 20.0% of the issued and outstanding ordinary shares of the Company after the IPO. Since the underwriters did not exercise the over-allotment option in full, the Sponsor forfeited 368,750 Class B ordinary shares, which were canceled by the Company. As a result of such forfeiture, there are currently 5,381,250 Class B ordinary shares issued and outstanding.

An audited balance sheet as of October 27, 2020 reflecting receipt of the net proceeds from the IPO and the private placement on October 27, 2020 (excluding the proceeds from the sale of the Over-Allotment Units), was previously filed by the Company in a Current Report on Form 8-K on November 2, 2020. The Company’s unaudited pro forma balance sheet as of October 27, 2020, reflecting receipt of the proceeds from the sale of the Over-Allotment Units and the additional Placement Warrants is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Pro Forma Balance Sheet as of October 27, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 11, 2020	Acies Acquisition Corp.

	By:	/s/ Daniel Fetters
Name: Daniel Fetters
Title: Co-Chief Executive Officer